Exhibit 99.1
KPMG

ALLIANCE OPERATIONS

Unaudited Combined Statements of Revenues and Direct Operating Expenses

Six months ended June 30, 2008 and 2007

ALLIANCE OPERATIONS
Unaudited Combined Statements of Revenues and Direct Operating Expenses
Six months ended June 30, 2008 and 2007
	2008	2007
Revenues:
Revenues from royalty interests	$11,922,275	5,936,822
Revenues from working interests	49,736,270	23,919,768
Pipeline revenues	629,506	412,262
Total revenues	62,288,051	30,268,852

Direct operating expenses:
Lease operating expenses	5,851,452	1,901,285
Gathering and processing expenses	3,264,442	1,819,653
Production and other taxes	3,514,762	1,838,633
Total direct operating expenses	12,630,656	5,559,571
Excess of revenues over direct operating expenses	$49,657,395	24,709,281

See accompanying notes to unaudited combined statements of revenues and direct operating expenses.

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ALLIANCE OPERATIONS

Notes to Unaudited Combined Statements of Revenues and Direct Operating Expenses

Six months ended June 30, 2008 and 2007

(1)	Basis of Presentation

On July 3, 2008, Quicksilver Resources Inc. (Quicksilver) entered into Purchase and Sale Agreements (the Agreements) with various private parties including Hillwood Oil & Gas, LP, Nortex Minerals, LP, Chief Resources, LP, and Collins and Young, LP (collectively, the Sellers) to acquire producing, leasehold, royalty, and mid-stream assets, associated with the Barnett Shale formation in northern Tarrant and southern Denton counties of Texas (collectively, the Alliance Operations). The acquisition was effective April 1, 2008 (the Effective Date) and closed on August 8, 2008 for an adjusted total purchase price of approximately $1.257 billion, subject to contractual post-closing adjustments as set forth in the Agreements. The purchase price was comprised of approximately $1.0 billion in cash and 10.4 million shares of Quicksilver common stock with an agreed upon value of $256.5 million. The agreed upon fair value of the common stock issued in the transaction was based on the volume weighted average price for the 15 consecutive trading days immediately prior to August 5, 2008.

Total revenues in the accompanying unaudited combined statements of revenues and direct operating expenses consisted of total production of 7,605 MMcf from 72 average producing wells during the first six months of 2008 as compared to total production of 4,893 MMcf from 47 average producing wells during the first six months of 2007. These wells were operated by Chief Resources, LP. In addition, total revenues in the first six months of 2008 include approximately $0.6 million of revenues from working interests related to 22 wells acquired by the Sellers in November 2007, which were operated by Hillwood Oil & Gas, LP.

The Sellers did not prepare separate stand-alone historical financial statements for the Alliance Operations in accordance with accounting principles generally accepted in the United States of America. Accordingly, it is not practicable to identify all assets and liabilities, or other indirect operating costs applicable to the Alliance Operations. The unaudited combined statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X, and are not necessarily indicative of the results of operations for the properties in future periods due to the exclusion of certain expenses. The accompanying unaudited combined statements of revenues and direct operating expenses were compiled from the historical accounting records of the Sellers who operated the properties.

Certain excluded expenses as further described in note 4 were not allocated to the Alliance Operations’ historical financial records. Any attempt to allocate these expenses would require significant and judgmental allocations which would be arbitrary and may not be indicative of the performance of the properties had they been owned by Quicksilver.

These unaudited combined statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity, and cash flows of the Alliance Operations and may not be indicative of the combined results of operations for the Alliance Operations going forward.

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ALLIANCE OPERATIONS

Notes to Unaudited Combined Statements of Revenues and Direct Operating Expenses

Six months ended June 30, 2008 and 2007

(2)	Significant Accounting Policies

(a)	Principles of Combination and Use of Estimates

All significant intercompany transactions and balances have been eliminated. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the unaudited combined statements of revenues and direct operating expenses. Actual results could be different from those estimates.

(b)	Revenue Recognition

Total revenues in the accompanying unaudited combined statements of revenues and direct operating expenses include the sale of natural gas and mid-stream related revenue. Because certain of the Sellers represent the original surface and mineral owners, the acquisition by Quicksilver includes a significant royalty interest in the Alliance Operations as well as substantially all of the working interests. The Sellers recognize revenues based on the amount of natural gas sold to purchasers when delivery to the purchaser has occurred and title has transferred. Total revenues do not include the effect of hedges on production from these properties because hedging activities of the Sellers may not be reflective of the strategy that might be used by Quicksilver.

(c)	Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses associated with the Alliance Operations. The direct operating expenses include lease operating, gathering, processing, and production and other tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses. Gathering and processing expenses include maintenance and repair and other operating costs. Lease operating and gathering and processing expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to natural gas production activities. Production and other taxes consist of severance and ad valorem taxes.

(3)	Contingencies

The activities of the Alliance Operations are subject to potential claims and litigation in the normal course of operations. The Sellers’ management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the Alliance Operations. In accordance with Section 1.3 of the Agreements, the Sellers retain all rights, titles, claims, and interests associated with the Alliance Operations arising prior to the Effective Date.

(4)	Excluded Expenses

As discussed in note 1, certain costs and expenses of the Sellers have not been included in the accompanying unaudited combined statements of revenues and direct operating expenses. These costs include general and administrative expenses, interest, income taxes and other indirect expenses not allocated to the Alliance Operations. Such excluded costs are not reasonably known by management of the Sellers, and may not be indicative of future costs to be incurred by Quicksilver.

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ALLIANCE OPERATIONS

Notes to Unaudited Combined Statements of Revenues and Direct Operating Expenses

Six months ended June 30, 2008 and 2007

Also, depreciation, depletion, and amortization have been excluded from the accompanying unaudited combined statements of revenues and direct operating expenses as such amounts would not be necessarily be indicative of the expenses that will be incurred by Quicksilver due to Quicksilver’s new cost basis in the properties.

(5)	Cash Flow Information

Capital expenditures relating to natural gas properties were $35.7 million and $28.8 million for the six months ended June 30, 2008 and 2007, respectively. Capital expenditures relating to the mid-stream assets were $4.4 million and $2.5 million for the six months ended June 30, 2008 and 2007, respectively. The mid-stream assets represent approximately 30 miles of pipeline that connects the Alliance Operations’ wells to a network of interstate pipelines. Other cash flow information is not available on a stand-alone basis for the Alliance Operations.

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